                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 17, 2000 on the consolidated financial statements of Enterra Compression Company and subsidiaries as of and for the year ended December 31, 1999 and the combined financial statements of Weatherford Compression as of and for the years ended December 31, 1998 and 1997 included in the definitive Proxy Statement on Schedule 14A dated December 27, 2000 which is incorporated by reference in this Registration
Statement on Form S-8.


ARTHUR ANDERSEN LLP

Houston, Texas
February 8, 2001